SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant             |_|

Filed by a party other than the Registrant         |X|

        Check the appropriate box:

|X|     Preliminary Proxy Statement

|_|     Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

|_|     Definitive Proxy Statement

|_|     Definitive Additional Materials

|_|     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            NOONEY INCOME FUND LTD., L.P.

                (Name of Registrant as Specified in Its Charter)

                                BOND G.P., L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|     No fee required

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transactions applies:

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        (3) Per  unit  price or other underlying value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

        (4) Proposed maximum aggregate value of transaction:

        (5) Total Fee paid:

|_|     Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount previously paid:

        (2)      Form, Schedule or Registration Statement No.:

        (3)      Filing party:

        (4)      Date filed:

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                                Bond G.P., L.L.C.
                             1100 Main - Suite 2100
                           Kansas City, Missouri 64105

To The Limited Partners:

         Enclosed is a Solicitation of Consents seeking the approval by written consent (the "Consents") of the limited partners (the "Limited Partners") of Nooney Income Fund Ltd., L.P., a Missouri limited partnership (the "Partnership"), to remove the current general partners and to elect Bond G.P., L.L.C., a Missouri limited liability company ("Bond G.P.") as the new general partner of the Partnership, and to approve the marketing to third parties of the Partnership assets.

         Bond G.P. is an affiliate of Bond Purchase, L.L.C. a limited partner of the Partnership. The goal of Bond G.P. in soliciting the Consents is to elect Bond G.P. as the new general partner of the Partnership so that Bond G.P. can seek opportunities to sell the Partnership's properties, and upon the successful sale of the properties, to distribute the proceeds of those sales to the Limited Partners and eventually to seek the orderly liquidation of the Partnership.

          A review of documents and reports publicly filed by the Partnership indicates that the remaining properties held by the Partnership are potentially valuable real estate assets. Given the recent recovery in real estate markets, and the extremely long time that the Partnership has held the properties, Bond G.P. believes the Partnership should be actively seeking opportunities to sell the properties to third parties now in order to maximize the potential cash returns to the Limited Partners on their original investment.

         The current general partners have not previously pursued sales of the properties. Bond G.P. believes that the best way to be sure of a prompt sale of the properties at the best price is to remove the current general partners and elect Bond G.P. as the new general partner.

         We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS. To be sure your vote is represented, please sign, date and return the enclosed Consent of Limited Partner form as promptly as possible in the enclosed, prepaid envelope. If you have any questions, please do not hesitate to contact Bond G.P. at (816) 421-4670.

                                             Very Truly Yours,


                                             Bond G.P., L.L.C.

                            SOLICITATION OF CONSENTS
                                       of
                                LIMITED PARTNERS
                                       of
                          Nooney Income Fund Ltd., L.P.
                                       by
                                Bond G.P., L.L.C.
                      a Missouri limited liability company

                                  May __, 1999

                         CONSENT SOLICITATION STATEMENT

         Bond G.P., L.L.C. a Missouri limited liability company ("Bond G.P."), is an affiliate of Bond Purchase, L.L.C., a limited partner of the Partnership. Bond G.P. is seeking the approval by written consent (the "Consents") of the limited partners (the "Limited Partners") of Nooney Income Fund Ltd., L.P., a Missouri limited partnership (the "Partnership"), to remove the current general partners and to elect Bond G.P. as the new general partner of the Partnership, and to approve the marketing of the Partnership assets.

         This Consent Solicitation Statement and the accompanying form of Consent of Limited Partners are first being mailed to Limited Partners on or about May __, 1999.

         In reviewing this Consent Solicitation Statement please consider the following:

         o The Partnership has held its two remaining real estate properties (the "Properties") for over 14 years; although the Partnership was originally anticipating to sell or refinance its properties within 5 to 10 years after their acquisition. Bond G.P. believes that the current general partners are not actively seeking opportunities to sell the Properties.

         o If Bond G.P. is successful in replacing the current general partners, Bond G.P. expects to market the properties.

         o If Bond G.P. is appointed as the new general partner, it or its affiliates would generally be entitled to the same fees as previously paid to the current general partner, although Bond G.P. intends to contract with an independent third party to market the Properties and has committed to reduce property management fees and any other fees payable to the general partner or its affiliates by at least 20%.

         o No consents are being solicited hereby to approve any sales transaction by the Partnership. Bond G.P. has not identified or contacted any potential

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                  buyers for any of the Properties.  The Limited  Partners  will be asked at a later date to consent to any agreement Bond G.P. obtains to sell the Properties.

         o On October 31, 1997, the original general partners, with whom the original Limited Partners invested their money, sold out their interests as general partners of the Partnership and are no longer managing the Partnership. Since taking over the Partnership, the current general partners management subsidiary has received $111,606 in management fees for the year ended December 31, 1998. The current general partners will continue to collect management fees until they sell the Properties, and therefore have a financial incentive not to sell the Properties. Bond G.P., on the other hand, has affiliates that hold a substantial amount of Partnership Units, and therefore has a strong incentive to ensure the prompt sale of the Properties at a favorable price. The current general partners hold no Units in the Partnership.

         There are other investment considerations which should be weighed in replacing the current general partner with Bond G.P.. Partners are advised to read this Consent Solicitation Statement carefully and to consult with their investment and tax advisors. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

         The Consents are solicited upon the terms and subject to the conditions of this Consent Solicitation Statement and the accompanying form of Consent. Removal of the current general partners and the election of Bond G.P. as the new general partner, requires the consent of the record holders of a majority of the units of interest ("Units") of the Limited Partners (the "Required Consents"). If Bond G.P. receives the Required Consents, it will promptly complete the necessary requirements to become the new general partner, as provided in the Partnership's Amended and Restated Agreement and Certificate of Limited Partnership dated November 7, 1983, as amended (the "Partnership Agreement").

         THIS SOLICITATION IS BEING MADE BY BOND G.P. AND NOT ON BEHALF OF THE PARTNERSHIP. CONSENTS SHOULD BE DELIVERED TO BOND G.P. AND NOT TO THE PARTNERSHIP.

         THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THIS SOLICITATION OF CONSENTS EXPIRES NO LATER THAN 11:59 P.M. EASTERN IME ON JULY ___, 1999, UNLESS EXTENDED.

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                        INFORMATION CONCERNING BOND G.P.

        Bond G.P. is a Missouri limited liability company that was formed in 1999 for the purpose of seeking to become the general partner of the Partnership and possibly other real estate limited partnerships. The sole Manager of Bond G.P. is Bond Purchase, L.L.C. ("Bond Purchase"), a Missouri limited liability company which manages all of the business affairs of Bond G.P. Bond Purchase holds interests in the Partnership and other real estate limited partnerships for investment purposes. The principal office of Bond Purchase, L.L.C. is 1100 Main - Suite 2100, Kansas City, MO 64105; telephone (816) 421-4670.

        The management of Bond Purchase L.L.C. has significant experience in the real estate industry and with limited partnerships like the Partnership. Below are resumes for the members of the executive management of Bond Purchase, L.L.C. that serve as the management of Bond G.P.

         David L. Johnson. Mr. Johnson, age 43, is Chairman, Chief Executive Officer, and majority shareholder of Maxus Properties, Inc. Mr. Johnson is also currently Vice President of KelCor, Inc., a Missouri corporation ("KelCor") that specializes in the acquisition of commercial real estate and the purchase of loans and apartments from lending institutions and agencies of the federal government. In addition, KelCor acts as a general partner in approximately ten real estate limited partnerships. Mr. Johnson and his wife own all of the issued and outstanding stock of KelCor and 80 percent of the issued and outstanding stock of MJS. Mr. Johnson is also a member of, and majority owner of the outstanding interests in Bond Purchase. Mr. Johnson is a 1978 graduate of the University of Missouri-Columbia. Upon graduation, Mr. Johnson joined the international accounting firm of Arthur Andersen & Co., where he was promoted to Tax Manager in 1982. At Arthur Andersen, Mr. Johnson specialized in structuring real estate transactions for clients. In 1988, Mr. Johnson left Arthur Andersen to pursue a career in the development, syndication and management of commercial and multi-family real estate projects. Mr. Johnson is a licensed real estate broker and a certified public accountant in the State of Missouri. As of the date of this Proxy Statement, Mr. Johnson owns 10 Limited Partner Units and is a beneficial owner of 656 Limited Partner Units owned by Bond Purchase. Bond G.P. and Bond Purchase are affiliated because Johnson has either a direct or indirect majority ownership interest in both entities.

         Daniel W. Pishny. Mr. Pishny, age 36, is President, Chief Operating Officer and a minority shareholder of Maxus Properties, Inc. Mr. Pishny graduated with highest distinction from the University of Kansas in 1984 where he obtained a degree in business administration. After graduating, he joined the Kansas City office of KPMG Peat Marwick, an international

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accounting firm. At KPMG Peat Marwick, Mr. Pishny was promoted to Audit Manager, specializing in the auditing of financial institutions. From 1990 to 1995, Mr. Pishny worked in the commercial real estate lending departments of two major Kansas City financial institutions. Mr. Pishny joined Maxus in 1995 and is responsible for the day-to-day operations of Maxus and its managed properties.

         John W. Alvey. Mr. Alvey, age 40, is Executive Vice President, Chief Financial Officer and a minority shareholder of Maxus Properties, Inc., and President of KelCor, Inc. Mr. Alvey holds a degree from Rockhurst College and a Masters of Accountancy from Kansas State University. In 1982, Mr. Alvey joined Arthur Andersen & Co., where he was promoted to Tax Manager working primarily on real estate matters for individual clients. Mr. Alvey joined Maxus in 1988 after spending one year working with a Kansas City-area real estate company. Mr. Alvey became President of KelCor, Inc. in 1992. Mr. Alvey is responsible for the day-to-day accounting functions, risk management and taxes for Maxus and its managed properties.

         Christine A. Robinson. Ms. Robinson, age 32, is currently Vice President and a minority shareholder of Maxus. Ms. Robinson has served as Vice President of Maxus since September, 1997. Prior to September 1997, Ms. Robinson served as Sales/Marketing/Financial Analyst for American Italian Pasta Company, a retail pasta manufacturing and sales company, and also worked as an independent contractor for American Management Association, a company that provides management, finance and inventory seminars. Ms. Robinson graduated Magna Cum Laude from Kansas State University in 1990 where she received a degree in accounting.

         Amy Kennedy. Controller. Ms. Kennedy, age 31, obtained a Bachelors degree from the University of Kansas in 1991. Ms. Kennedy worked as an accountant for School Services and Leasing, a national sales and leasing firm, prior to joining Maxus in 1992 and is also a minority shareholder of Maxus. Ms. Kennedy is responsible for general accounting functions and monthly financial statements for all Maxus managed properties.

         Robert Thomson. Attorney. Mr. Thomson, age 51, is a practicing attorney in Kansas City, Missouri, where he has been so engaged since graduation in 1972 from the University of Missouri at Kansas City School of Law (Order of Bench and Robe; Class Ranking - First). From 1972-73 he was Law Clerk to the Honorable Elmo B. Hunter, United States District Court, Western District of Missouri.

         Mr. Thomson was with the Kansas City, Missouri office of the law firm Linde Thomson Langworthy Kohn & Van Dyke, P.C. from 1973 to 1990, with a practice emphasizing business, corporate and securities law. He has been a lecturer on securities

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law and a  frequent  speaker  in that area at  various  seminars  and  meetings, including  the Missouri  Society of  Certified  Public  Accountants  Tax Shelter
Workshop, Syndications Conference for the Missouri Society of Certified Public Accountants, Annual Syndication Conference, Missouri Society of Certified Public Accountants (St. Louis, Missouri), Structuring and Evaluating Tax Shelters after ERTA, Tax Shelters, Real Estate and Oil and Gas, and moderator of Current Developments in Securities, Tax and Corporate Law for the University of Missouri at Kansas City and Kansas City Bar Association.

         Additionally, Mr. Thomson authored the 1999 Employment Agreement sections of the Missouri Corporate and Partnership Forms Handbook, was editor and contributor of the UMKC-CLE publication "Understanding Tax Shelters" and has participated at various breakfast and luncheon presentations before realtors, title companies and continuing legal education programs. Mr. Thomson has served on the Sub-Committee on Real Estate Programs, Regulation of Securities Committee of the ABA Section on Corporate, Banking and Business Law, and is currently a member of the Kansas City Bar Association, the Missouri Bar and the American Bar Association.

                     INFORMATION CONCERNING THE PARTNERSHIP

        Information contained in this section is based upon documents and reports publicly filed by the Partnership, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Form 10-K"). Although Bond G.P. has no information that any statements contained in this section are untrue, Bond G.P. has not independently investigated the accuracy of statements, and takes no responsibility for the accuracy, inaccuracy, completeness or incompleteness of any of the information contained in this section or for the failure by the Partnership to disclose events which may have occurred and may affect the significance or accuracy of any such information.

Former and Current General Partners

         The Partnership is a limited partnership formed under the Missouri Uniform Limited Partnership Law on November 7, 1983, to invest, on an all cash basis, in income-producing real properties such as shopping centers, office buildings, and office/warehouses. The original general partners were Gregory J. Nooney, Jr., G. J. Nooney, John J. Nooney, James J. Finn, James J. O'Connor III, Douglass H. Wilton, Gregory J. Nooney III, Nooney, Ltd. and Nooney Income Investment, Inc. The current General Partners are Nooney Income Investments, Inc. and John J. Nooney as a Special General Partner.

         On November 6, 1997, Nooney Company sold its 75% interest in Nooney Income Investments, Inc., the corporate general partner of the Registrant to S-P Properties, Inc., a California corporation, which in turn is a wholly-owned subsidiary of CGS Real Estate Company, Inc., a Texas corporation. Simultaneously, Gregory J. Nooney, Jr., an

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individual  general  partner  and PAN, Inc., a corporate general  partner,  sold their economic interests to S-P Properties, Inc. and resigned as general partners.

         Following the sale, control of the Registrant now rests with CGS Real Estate Company, Inc. CGS Real Estate Company, Inc. is owned 50% each by John N. Galardi, Chairman of the Board, and William J. Carden, President. Mr. Galardi is founder of the Galardi Group which controls and manages over 500 fast food restaurants. Mr. Carden founded CGS Real Estate Company, Inc. in 1990 and has been active in commercial real estate for over 25 years. CGS, through its wholly-owned subsidiaries, manages over 25 million square feet for third party owners, its own account and several public partnership programs where the company acts as general partner.

         The purchase described above was part of a larger transaction whereby CGS Real Estate Company, Inc. purchased (a) the entire real estate management business operated by Nooney Company through its wholly-owned subsidiary, Nooney Krombach Co., (b) all controlling interests in corporate general partners for all public partnerships, namely Nooney Real Property Investors-Two, L.P., Nooney Real Property Investors-Four, L.P., Nooney Income Fund Ltd., L.P., and Nooney Income Fund Ltd., II, L.P., (c} all investment real estate owned by Nooney Company through other wholly-owned subsidiaries, and (d) the controlling interest in a private partnership which acts as an external advisor to Nooney Realty Trust, a publicly held real estate investment trust traded on the NASDAQ exchange.

         The consideration for the purchase of all corporate general partner interests owned by Nooney Company was $92,000 cash. The consideration for purchase of Gregory J. Nooney, Jr.'s and PAN, Inc.'s general partner interests in the four public partnerships and Nooney Advisors Ltd., L.P. was $243,186.43, paid by assumption of a note payable held by an unrelated individual.

         Although Limited Partners have not received the financial benefits originally anticipated from this Partnership, the Former General Partners and their affiliates received substantial "front-end fees" during the Partnership's organization and acquisition phase, and recently received further consideration to sell out their interests as general partners of the Partnership, as described above. In addition, from 1982 until 1998, affiliates of the Former General Partners received substantial property management and other fees.

Partnership Properties

         The Partnership originally invested in three real property investments. The Yankee Square IV property was sold in 1991. The two remaining Properties, "Oak Grove Commons" and "Leawood Fountain Plaza", are described below.

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        On January 24, 1984,  the  Registrant  purchased Oak Grove  Commons,  an office/warehouse complex located on Brook Drive in the city of Downers Grove, Illinois, a suburb of Chicago. The purchase price of the complex was $5,218,969. Oak Grove Commons consists of three adjoining single-story buildings constructed
of  brick  veneer  with  concrete   block  backing  which  contain  a  total  of
approximately 137,000 net rentable square feet and are located on a 7.6 acre site which provides paved parking for 303 cars. The complex, which is 40% office space and 60% bulk warehouse, was 95% leased by 27 tenants at December 31, 1998.

        On February 20, 1985, the Registrant acquired a 76% interest as a tenant in common in Leawood Fountain Plaza, a three building office complex in Leawood, Kansas. Constructed in two phases in 1982 and 1983, the buildings contain approximately 30,000, 29,000 and 26,000 net rentable square feet, respectively, or an aggregate of approximately 85,000 net rentable square feet of office space. Paved parking is provided for 403 cars. The purchase price of the complex was $9,626,576, of which $7,316,197 was paid by the Registrant for its 76% interest. The remaining 24% interest was purchased by Nooney Income Fund, Ltd. II, L.P., an affiliate of the Registrant, as the other tenant in common. All costs and revenues attributable to the operation of the complex are shared by the Registrant and Nooney Income Fund Ltd. II, L.P., in proportion to their respective percentage interests. The complex was 97% leased by 41 tenants at December 31, 1998.

        According to the Partnership's Form 10-K, it was originally anticipated that the Partnership would sell or refinance its properties within approximately five to ten years after their acquisition.

        It has been more than 14 years since the Partnership commenced operations. The original investment expectations have not been met.

Outstanding Units

        According to the Partnership's Form 10-K, there were 13,200 Units issued and outstanding at December 31, 1998, held by 1,211 holders of record. A Limited Partner is entitled to one vote for each Unit owned by such Limited Partner. Bond G.P.'s affiliates own 666 Units, or approximately 4.9% of the outstanding Units. According to the Form 10-K, neither the Former General Partners nor the current general partners owns any Units.

                       PROPOSALS AND SUPPORTING STATEMENT

        The Limited Partners are being asked to approve by written consent the following actions (the "Proposals") pursuant to the Partnership Agreement:


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        (1)  the  removal  of  the  current  general  partners,   Nooney  Income
Investments Inc. and special General Partner, John J. Nooney, as the general partners of the Partnership and the simultaneous election of Bond G.P. as the new general partner of the Partnership; and,

        (2) approve marketing of the sale of the Partnership's properties.

        Bond G.P. believes that the Proposal is in the interest of all Limited Partners and strongly encourages all Limited Partners to approve the Proposal.

        A review of documents and reports publicly filed by the Partnership indicates that the remaining properties held by the Partnership are potentially valuable real estate assets. Given the recent recovery in real estate markets, and the extremely long time that the Partnership has held the Properties, Bond G.P. believes the Partnership should be actively seeking opportunities to sell the Properties to third parties now in order to maximize the potential cash returns to the Limited Partners on their original investment.

        The current managing general partner recently purchased from the Former General Partners, among other things, the right to manage the Partnership and collect the management fees. Since taking over the Partnership, the current managing general partner's management subsidiary has received $11,606 in management fees for the twelve months ended December 31, 1998. Bond G.P. intends to contract with an independent third party to market the Properties and has committed to reduce property management fees and any other fees payable to the general partner or its affiliates by at least 20%.

        The current managing general partner will continue to collect management fees until it sells the Properties, and therefore has a financial incentive not to sell the Properties. The current general partners own no Units in the Partnership and therefore do not have the same financial incentive to sell the Properties as do the Limited Partners. Bond G.P., however, has an affiliate that owns a significant number of Units, and therefore has a strong incentive to ensure the prompt sale of the Properties at a favorable price.

        Bond G.P. believes that removing the current general partners and electing Bond G.P. as the new general partner will provide the Limited Partners with the best potential to maximize the potential cash returns to the Limited Partners in the near future. Bond G.P. believes that the best way to be sure of a prompt marketing of the properties at the best price is to remove the current general partners and elect Bond G.P. as the new general partner.

        No consents are currently being solicited to approve any sales transaction by the Partnership. Bond G.P. has not identified nor contacted any potential buyers for any of the Properties. If Bond G.P. is admitted as the new general partner, it expects to seek the approval of the Limited Partners to sell the Properties for cash within the next 24 months,

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pay off  any  related  debt  not  assumed  by a  buyer,  pay  selling  expenses, distribute the net proceeds to the Limited Partners in accordance with the Partnership Agreement, and liquidate and dissolve the Partnership. Any such sales would be dependent upon the condition of the Properties at such time of proposed sale, local market conditions for the areas in which the Properties are located, general economic conditions, interest rates and the availability of financing for the purchase of one or more of the Properties. Liquidation of the Partnership would occur as soon as practicable and in an orderly manner after the sale of all the Properties. No assurance can be given regarding the timing or proceeds of any sales of the Properties or the timing of the liquidation.

Admission of New General Partner

        Upon satisfaction of the conditions of succession by Bond G.P. as the new general partner, the current general partners shall be removed as general partner and Bond G.P. shall simultaneously become the general partner. Thereafter, the current general partners will not retain any of the rights, powers or authority accruing to the general partner following their removal as general partners; provided, however, that the Partnership must purchase the current general partners interest in the Partnership in the manner and for an amount determined as provided in the Partnership Agreement. Bond G.P., as the new general partner, will be entitled to a 1% interest in all profits, losses and distributions of the Partnership.

        Bond G.P. has indicated its desire to become the new general partner and, other than a subsequent material adverse change in the Partnership, Bond G.P. does not anticipate any circumstance under which it would not desire to become the new general partner. A material adverse change would include bankruptcy, foreclosure or other impairments on the value or operations of the Properties. A condition to succession is the delivery of a legal opinion required by the Partnership Agreement. Bond G.P. believes such condition can be satisfied within ten days of receiving the Required Consents. Bond G.P. reserves the right to withdraw before admission as the new general partner in the event of a material adverse change in the Partnership or in the event Bond G.P. is unable to satisfy or obtain a waiver of the conditions of succession by Bond G.P. as the new general partner under the Partnership Agreement.

        Under the terms of the Partnership Agreement, the Partnership is entitled to engage in various transactions involving affiliates of the general partner. If Bond G.P. is appointed as the new general partner, it will examine any existing agreements between the Partnership and any affiliates of the current general partner and expects to terminate some or all of those agreements. Bond G.P. would be entitled to cause the Partnership to engage in transactions with its affiliates, however, Bond G.P. intends to contract with an independent third party to market the Properties and has committed to reduce property management fees and any other fees payable to it or its affiliates by at least 20%.

                      VOTING PROCEDURE FOR LIMITED PARTNER

Distribution and Expiration Date of Solicitation

        This Consent Solicitation Statement and the related Consent are first being mailed to Limited Partners on or about June ___, 1999. Limited Partners who are record owners of Units as of May ___, 1999 (the "Record Date") may execute and deliver a Consent. A beneficial owner of Units who is not the record owner of such Units must arrange for the record owner of such Units to execute and deliver to Bond G.P. a Consent that reflects the vote of the beneficial owner.

        This solicitation of Consents will expire at 11:59 p.m. Eastern Time on the earlier to occur of the following dates (the "Expiration Date"): (i) July ___, 1999 or such later date to which Bond G.P. determines to extend the solicitation, and (ii) the date the Required Consents are received. Bond G.P. reserves the right to extend this solicitation of Consents on a daily basis or for such period or periods as it may determine in its sole discretion from time to time. Any such extension will be followed as promptly as practicable by notice thereof by press release or by written notice to the Limited Partners. During any extension of this solicitation of Consents, all Consents delivered to Bond G.P. will remain effective, unless validly revoked prior to the Expiration Date.

        Bond  G.P.   reserves  the  right  for  any  reason  to  terminate   the
solicitation of Consents at any time prior to the Expiration Date by giving written notice of such termination to the Limited Partners.

Voting Procedures and Required Consents

        The consent of Limited Partner form included with this Consent Solicitation Statement is the ballot to be used by Limited Partners to cast their votes. For each Proposal, Limited Partners should mark a box adjacent to the Proposal indicating that the Limited Partner votes "For" or "Against" the Proposal, or wishes to "Abstain." All Consents that are properly completed, signed and delivered to Bond G.P., and not revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If none of the boxes on the Consent is marked, but the Consent is otherwise properly completed and signed, the Limited Partner delivering such Consent will be deemed to have voted "For" the Proposals.

        Each proposal requires the consent of the record holders of a majority of the Units of the Limited Partners (the "Required Consents"). Accordingly, adoption of each Proposal requires the receipt without revocation of the Required Consents indicating a vote "For" the Proposal. Bond G.P. is seeking approval of both of the Proposals, but neither Proposal is conditioned in any way on the approval of the other Proposal. The failure of a Limited Partner to deliver a Consent or a vote to "Abstain" will have the same effect as if such Limited Partner had voted "Against" the Proposals. Units not voted on Consents returned by brokers, banks or nominees will have the same effect as Units voted against the Proposals.

        If Units to which a Consent relates are held of record by two or more joint holders, all such holders must sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total number of Units held in the name of such Limited Partner, the Limited Partner must state the number of Units recorded in the name of such Limited Partner to which the Consent relates. If a Consent is executed by a person other than the record owner, then it must be accompanied by a valid proxy duly executed by the record owner. Valid execution of a Consent will revoke any prior voting directions, whether by proxy or consent, given by the Limited Partner executing the Consent.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance an revocation of the Consent, and the interpretation of the terms and conditions of this solicitation of Consents, will be determined by Bond G.P., whose determination will be final and binding. Bond G.P. reserves the absolute right to reject any or all Consents that are not in acceptance of which, in the opinion of Bond G.P. or its unlawful. Bond G.P. also reserves the right to waive any conditions as to particular Consents or Units. Unless waived, in connection with Consents must be cured within such determines. None of Bond G.P., any of its affiliates, or any be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

Completion Instructions

        Limited Partners are requested to complete, sign and date the Consent of Limited Partner form included with this Consent Solicitation Statement and mail, hand deliver, or send by overnight courier the original signed Consent to Bond G.P.

        Consents should be sent or delivered to Bond G.P. and not to the Partnership, at the address set forth on the back cover of this Consent
Solicitation Statement and on the back of the Consent. A prepaid, return envelope is included herewith.

Power of Attorney

        Upon approval of a Proposal, Bond G.P. will be expressly authorized to prepare any and all documentation and take any further actions necessary to implement the actions contemplated under this Consent Solicitation Statement with respect to the approved Proposal. Furthermore, each Limited Partner who votes for a Proposal described in this Consent Solicitation Statement, by signing the attached Consent, constitutes and appoints Bond G.P., acting through its officers and employees, as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent Solicitation Statement or in order to implement the approved Proposal, including the execution of an amendment to the Partnership Agreement to reflect Bond G.P. as the new general partner of the Partnership or to reflect the dissolution of the Partnership in accordance with the applicable Proposal, and including the selection of an appraiser to appraise the Partnership's assets as may be required by the Partnership Agreement.

Revocation of Consents

        Consents may be revoked at any time prior to the Expiration Date, or a Limited Partner may change his vote on one or both Proposals, in accordance with the following procedures. For a revocation or change of vote to be effective, Bond G.P. must receive prior to the Expiration Date a written notice of revocation or change of vote (which may be in the form of a subsequent, properly executed Consent) at the address set forth on the Consent. The notice must specify the name of the record holder of the Units and the name of the person having executed the Consent to be revoked or changed (if different), and must be executed in the same manner as the Consent to which the revocation or change relates or by a duly authorized person that so indicates and that submits with the notice appropriate evidence of such authority as determined by Bond G.P. A revocation or change of a Consent shall be effective only as to the Units listed on such notice and only if such notice complies with the provisions of this Consent Solicitation Statement.

        Bond G.P. reserves the right to contest the validity of any revocation or change of vote and all questions as to validity (including time of receipt) will be determined by Bond G.P. in its sole discretion, which determination will be final and binding. None of Bond G.P., any of its affiliates, or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation or change of vote nor shall any of them incur any liability for failure to give such notification.

Absence of Appraisal Rights

        There are no appraisal or other similar rights available to Limited Partners in connection with this solicitation of Consents.

Solicitation of Consents

       Neither the Partnership nor the current general partners are participants in this solicitation of Consents. Bond G.P., Bond Purchase and its management are the only participants in the solicitation. Bond G.P. will initially bear all costs of this solicitation of Consents, including fees for attorneys, and the cost of preparing, printing and mailing this Consent Solicitation Statement. Bond G.P. shall seek reimbursement for such costs from the Partnership to the extent allowed under the Partnership Agreement and applicable law. In addition to the use of mails, certain officers or regular employees of Bond G.P. may solicit Consents; however, none of these individuals have been specially engaged to assist the solicitation and no officer or employee will be compensated for services to assist the solicitation other than reimbursement of any out-of-pocket expenses relating to the solicitation. The total fees and expenses to be incurred by Bond G.P. in connection with this solicitation are estimated to be $25,000. Bond G.P. has incurred fees and expenses in connection with this solicitation as of May ___, 1999 of approximately $5,000.

        Limited Partners are encouraged to contact Bond G.P. at the address and telephone number set forth on the back cover of this Consent Solicitation Statement with any questions regarding this solicitation of Consents and with requests for additional copies of this Consent Solicitation Statement and form of Consent.

                            SOLICITATION OF CONSENTS
                                       of
                                LIMITED PARTNERS
                                       of
                          Nooney Income Fund Ltd., L.P.
                         a Missouri Limited Partnership


       Deliveries of Consents, properly completed and duly executed, should be made to Bond G.P. at the address set forth below.

        Questions and requests for assistance about procedures for consenting or other matters relating to this solicitation may be directed to Bond G.P. at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from Bond G.P. as set forth below.

        No  person  is  authorized  to  give  any  information  or to  make  any representation not contained in this Consent Solicitation Statement regarding the solicitation of Consents made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Bond G.P. or any other person. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Bond G.P. or the Partnership since the date hereof.














                                Bond G.P., L.L.C.
                             1100 Main - Suite 2100
                              Kansas City, MO 64105
                                 (816) 421-4670
\

                                   APPENDIX A
                      (Form of Consent - Preliminary Copy)

                            Nooney Income Fund Ltd., L.P.
               a Missouri Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

            This Consent is Solicited on Behalf of Bond G.P., L.L.C.

        The undersigned has received the Consent Solicitation Statement dated May ___, 1999 ("Consent Solicitation Statement") by Bond G.P., L.L.C., a Missouri limited liability company ("Bond G.P."), seeking the approval by written consent of the following proposals:

        (1) the removal of the current general partners, Nooney Income Investments, Inc. a Missouri corporation and John J. Nooney as special general partner, and the simultaneous election of Bond G.P. as the new general partner of the Partnership ("Replacement of General Partner"); and,

        (2) the approval to market the Partnership properties.

        Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond G.P., acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; hereby revokes all prior voting directions, whether by proxy or consent; and hereby votes all Units of interest in the capital of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                  FOR          AGAINST           ABSTAIN


1.   Replacement of General               [ ]            [ ]               [ ]
     Partner and Special General
     Partner and Election of New
     General Partner, Bond G.P., L.L.C.

2.   Marketing of Partnership Assets      [ ]            [ ]               [ ]



Dated: ____________________, 1999
(Important - please fill in)
                                                ------------------------
                                                       Signature


                                                ------------------------
                                                       Signature

                                                ------------------------
                                                    Telephone Number


(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

THIS CONSENT IS SOLICITED BY BOND G.P., L.L.C. LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH MATTER. THIS CONSENT IS VALID FROM THE DATE OF ITS EXECUTION UNLESS DULY REVOKED.



                          NOONEY INCOME FUND LTD., L.P.
               a Missouri Limited Partnership (the "Partnership")


                           CONSENT OF LIMITED PARTNER

         Deliveries of Consents, properly completed and duly executed, should be made to Bond G.P. at the address set forth below. A prepaid, return envelope is included herewith.

         Questions and requests for assistance about procedures for consenting or other matters relating to this Solicitation may be directed to Bond G.P. at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from Bond G.P. as set forth below.















                                Bond G.P., L.L.C.
                             1100 Main - Suite 2100
                           Kansas City, Missouri 64105

                                 (816) 421-4670